EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A Amendment No. 4 of our firm's audit report dated 30 June 2010 relating to the financial statements of Benefit Solutions Outsourcing Corp., as of May 31, 2010 and for the period from May 11, 2010 (inception) to May 31, 2010 appearing elsewhere in this Registration Statement.

We also consent to the reference to Conner & Associates, PC under the heading "Experts" in such Prospectus.

/s/ Conner & Associates, PC
---------------------------
CONNER & ASSOCIATES, PC
Newtown, Pennsylvania
28 September 2010